The global leader in midsize wide-body leasing and operating solutions Annual Meeting of Shareholders May 5, 2017 Joe Hete President & CEO Quint Turner Chief Financial Officer Rich Corrado Chief Commercial Officer

Safe Harbor Statement 2 Except for historical information contained herein, the matters discussed in this presentation contain forward-looking statements that involve risks and uncertainties. There are a number of important factors that could cause Air Transport Services Group's ("ATSG's") actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, changes in market demand for our assets and services; our operating airlines' ability to maintain on-time service and control costs; the cost and timing with respect to which we are able to purchase and modify aircraft to a cargo configuration; the number and timing of deployments and redeployments of our aircraft to customers; the completion of anticipated commercial arrangements with new and existing customers, and other factors that are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this presentation and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this presentation. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

2016 Accomplishments 3 • Freighter fleet expands as five Boeing 767s entered service in 2016; eleven more due in 2017, six in 2018. Of 767s in service at YE2016, 80% were dry-leased; typical lease durations 5 to 8 years. • Agreements with Amazon completed in March call for long-term placements of 20 leased and operated 767 freighters, plus warrants for Amazon to acquire up to 19.9% of ATSG shares. • Diversified, growing revenue streams 2016 revenues up 18% excluding reimbursements. DHL represented 34% of revenues; Amazon 29%, U.S. Military 12%. • Record Adjusted EBITDA for 2016 of $212MM, up 7%. • Logistics business grows through expanded ground support roles for major customers. • PEMCO acquired at year-end, expanding AMES’s MRO capabilities and capacity, and adding conversion and MRO facilities in China, S. America and U.S. serving Boeing and Airbus airframes. • Improved shareholder value as stock price grew more than 2x major market indexes and most peers in 2016, backed by $64MM in share repurchases. 2016 credit facility amendment added $100MM in capacity and more buyback flexibility.

Rich Corrado Chief Commercial Officer

11 52 6 10 41 7 17 30 2 In-Service 767F Fleet to be 83% Dry Leased YE2017 5 Focus on regional air networks driving demand for more of our midsize 767 freighters, longer-term dry leases, and more CMI, maintenance and logistics support. YE 2015 CAM-Owned 767Fs YE 2016 (15 with CMI) (28 with CMI) Dry leased ACMI/Charter Staging/Unassigned Undergoing cargo modification 2016-17 767F Leases 2016 Q1: DHL 1 – 767-300 Raya 1 – 767-200 Q2: Amazon 8 – 767-200 Amerijet 1 – 767-300 Q3: Amazon 3 – 767-200 Q4: Amazon 1 – 767-200 Amazon 2 – 767-300 DHL 1 – 767-300 2017 (all 300s) Q1: Amazon 2 Projected Q2: Amazon 3 Q3-4: Amazon 1, Others 5 YE 2017E (32 with CMI) 1

767-300 Investments & Deployments 6 CAM-Owned 767-300Fs 2016 2017E 2018E In Service at Start 11 16 27 Complete Modification & Deploy 5 11 6 Deploying To Amazon, DHL, Amerijet Amazon, other external, ATI TBA In Service at End 16 27 33 In/Awaiting Modification 7 6 - Customer demand for additional 767-300 freighters in 2017 and 2018 beyond the eight we will lease to and operate for Amazon

PEMCO Boosts MRO Capacity, Adds 737 Conversions

Expands ATSG MRO Capacity

- 2 Large Hangars, 300,000+ sq ft
- Heavy Maintenance
- Narrowbody / Widebody support
- Complex structural modifications
- Component and Backshop services
- Line Maintenance and AOG Teams

New to ATSG Portfolio

- Southern USA location
- Extensive Airbus experience
- Robust passenger customer portfolio
- Pax to Freighter 737 Conversions



Enhanced China Strategy

- 70% China market share in B737 cargo conversions
- China satellite locations
- Established relationships with airlines



AIRBUS
A320 Family

REGIONAL
CRJ, Embraer, MRJ (LOI)

BOEING
B737 CLASSIC / NG, B757, B767

Amazon Support 8 • Five-year operating agreement signed March 8, 2016, effective April 1, 2016 • Seven-year lease terms for eight 767-300s; five-year terms for twelve 767-200s • Aircraft are CAM-leased, ABX Air/ ATI operated, AMES maintained, LGSTX supported Trial network launched in September 2015 with support from five ATSG businesses leads to contracts for 20 CAM-leased 767 freighters, crews and support services ATSG to lease, operate & support 20 767s by mid-2017 May 2017 July 2017 767-300 767-200 LEASING CMI SERVICES HUB & GATEWAY MAINTENANCE

Quint Turner Chief Financial Officer

Amazon to receive ATSG warrants for purchase of up to 19.9% of ATSG common shares at $9.73 per share through March 2021 Warrant A Warrant B-1 7.7MM potential shares; warrant issued, vested 1.6MM potential shares; warrant to be issued and vest March 2018 Warrant B-2 ~0.5MM potential shares; (adjusts to 19.9%) warrant to be issued and vest September 2020 5.1MM potential shares; pro-rata warrant vesting as eight 767Fs leased through mid-2017 • Investment Agreement for warrants signed March 8, 2016 • ATSG shareholders overwhelmingly approved increase in authorized shares and other enabling measure at 2016 annual meeting. • Amazon may appoint a Board observer, and, alternatively, upon acquiring 10% of ATSG shares, nominate one candidate for election to ATSG’s Board • Approximately 11.5MM ATSG warrants issued and vested as of May 5, 2017. • Share repurchases will reduce final number of warrants required to true-up Amazon holdings to 19.9% in 2020 Amazon Pact Sealed With Investment Agreement

2016 Results & 2017 Adjusted EBITDA Outlook 11 • $150MM revenue gain driven by 11 more external 767 dry leases, Amazon CMI support, maintenance and logistics gains • Adjusted Pre-tax Earnings exclude non- cash warrant-related effects, pension expense, affiliate’s debt issuance charge • Include $20MM total impact of revenue reductions stemming from work stoppage, extra expense for pilot premium pay and other ramp-up costs • Adjusted EPS for 2016 exclude non- cash dollar effects of warrants issued to Amazon • 2017 Adjusted EBITDA projection assumes, among other items, deployment of eleven additional 767s and two 737s in 2017, full-year benefit from five 767s added in 2016, ACMI Services profitability Dry leasing and airline fleet utilization, along with support services backing, drove revenue and cash flow growth in 2016 and will accelerate in 2017 $619 $769 $61 $65 $0.60 $0.58 $197 $212 $260 Revenues Adj. Pre-Tax Earnings* (Cont. Oper.) Adj. EPS* (Cont. Oper.) Adj. EBITDA* (Cont. Oper.) 2015 2016 2015 2016 2015 2016 2015 2016 * Non-GAAP metrics. See table at end of this presentation for reconciliation to nearest GAAP results for Adjusted Pretax Earnings and Adjusted EBITDA. See the following slide for Adjusted EPS reconciliation. $MM $MM $MM 2017E E

2017 First Quarter Results

More efficient airline fleet utilization, along with support services, drove revenue and cash flow growth in the first quarter of 2017


$MM
Revenues
$177
$238
1Q16
1Q17
$MM
Adj. Pre-Tax Earnings*
(Cont. Oper.)
$16
$17
1Q16
1Q17
Adj. EPS*
(Cont. Oper.)
$0.13
$0.17
1Q16
1Q17
$MM
Adj. EBITDA*
(Cont. Oper.)
$51
$57
1Q16
1Q17

- Revenue gain driven by Amazon CMI support, incremental maintenance and logistics gains
- Adjusted Pre-tax Earnings exclude non-cash warrant-related effects, lower 2017 pension expense, affiliate's debt issuance charge in 2016
- Adjusted EPS excludes non-cash dollar effects of warrants issued to Amazon

* Non-GAAP metrics. See table at end of this presentation for reconciliation to nearest GAAP results for Adjusted Pretax Earnings and Adjusted EBITDA. See the following slide for Adjusted EPS reconciliation.

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2.5x 2.0x 1.6x 2.2x 2.5-3x 2013 2014 2015 2016 2017E Debt Obligations / Adjusted EBITDA* 49 53 55 60 73 Strong Capital Base to Support Fleet Growth 13 Strong Adjusted EBITDA generation, access to capital through rolling five-year credit facility allow us to maintain conservative balance sheet • Adjusted EBITDA is a non-GAAP metric. Debt Obligations, fleet totals are as of end of period. See table at end of this presentation for reconciliation to nearest GAAP results. 767, 757 & 737 Owned Freighters

Share Repurchases May 2015 – May 2017 14 Repurchases, investments and debt repayment key components of capital allocation strategy 1.1 4.8 0.1 6.0 (MMs) $10.3 $63.6 $1.5 $75.4 ($MMs) 2016 2015  9.1% repurchased of 65.2MM shares outstanding prior to first Board authorization in May 2015  Includes 3.8MM shares repurchased from affiliate of Red Mountain for $50MM in July 2016  Average share repurchase price of $12.57 including fees, vs. current ATSG market price.  Repurchases now executed mainly under Rule 10b5 authorization. Rule 10b18 plan in place for repurchase of share blocks when available under attractive terms  $24.6MM remaining under Board’s $100MM authorization as of 1Q 2017 Dollars Shares 2017

Joe Hete President & CEO

2017-18 Outlook 16 • Strong growth trajectory Double-digit revenue growth from business with new express networks, global network integrators and regional operators attracted to midsize freighter assets, and unique model that offers short-term ACMI flexibility and long-term dry-leasing cost advantages backed by support services. • Attractive assets World’s largest fleet of 100% owned midsize converted Boeing freighters available on a dedicated basis, with wide range of freighter network applications. Converted freighters offer decades of reliable service with lower investment, backed by best-in-class maintenance and conversion capabilities. • Lease-driven sustained cash flow Business model emphasizes long-term returns from dry- leasing freighter assets to leading network operators, enhanced by unique combinations of airline, maintenance, logistics and network management services. Not a federal cash taxpayer until 2019 or later. • Strong balance sheet Debt leverage 2.3X Adjusted EBITDA at 1Q2017. Will remain below 3X in 2017 even as borrowings increase for $355MM capex program that is 80% growth weighted. Credit facility extended and amended in 2017 for more credit at attractive rates. • Appetite for strategic growth through targeted, complementary acquisitions such as PEMCO to extend footprint, add capabilities and support capacity for current and prospective customers worldwide. • Delivering shareholder value Fleet investments and share repurchases will continue to generate attractive returns, generating even greater ATSG value. Adjusted EBITDA for 2017 projected to be at least $260MM, up 23%. ATSG – leasing growth driving strong cash returns

ATSG Returns Beating the Market 37% 59% 180% 303% 7% 16% 27% 75% 6% 19% 27% 61% 2% 25% 23% 75% YTD 2017 One Year Three Years Five Years ATSG S&P 500 Dow Russell 2000

Non-GAAP Reconciliation Statement

Reconciliation Stmt. ($ in 000s except Ratios)	2013	2014	2015	2016	1Q2016	1Q2017
GAAP Pre-Tax Earnings (Loss) from Cont. Oper.	$ (359)	$ 51,776	$ 62,563	$ 34,454	$ 12,148	$ 16,106
Impairment Charges	52,585	-	-	-	-	-
Pension Settlement	-	6,700	-	(1,997)	-	-
Non-service components retiree benefit costs	(2,716)	(8,152)	(1,040)	8,812	2,203	177
Debt issuance charge, non-consolidating affiliate	-	-	-	1,229	1,229	-
Lease Incentive Amortization	-	-	-	4,506	-	2,591
Financial Instruments Loss (Gain)	(631)	(1,096)	(920)	18,107	528	(1,869)
Adjusted Pre-tax Earnings from Cont. Operations	48,879	49,228	60,603	65,111	16,108	17,005
Interest Income	(74)	(92)	(85)	(131)	(24)	(32)
Interest Expense	14,249	13,937	11,232	11,318	2,699	3,548
Depreciation and amortization	91,749	108,254	125,443	135,496	32,534	36,442
Adjusted EBITDA from Cont. Oper.	$ 154,803	$ 171,327	$ 197,193	$ 211,794	$ 51,317	$ 56,963
Debt Obligations - end of period	$ 384,515	$ 344,094	$ 317,658	$ 458,721		$ 508,417
Debt Obligations/Adjusted EBITDA Ratio*	2.48	2.01	1.61	2.17		2.34

* Debt Obligations/Adjusted EBITDA Ratio is defined as Debt Obligations (Long-term Debt Obligations plus Current Portion of Debt Obligations at end of period) divided by Adjusted EBITDA from Continuing Operations, rolling four quarters.

- Adjusted EBITDA from Continuing Operations, Debt Obligations/Adjusted EBITDA Ratio, and Adjusted Pre-Tax Earnings from Continuing Operations are non-GAAP financial measures and should not be considered alternatives to net income or any other performance measure derived in accordance with GAAP.
- Adjusted EBITDA from Continuing Operations is defined as Earnings from Continuing Operations Before Income Taxes plus net interest expense, depreciation and amortization expense, pension settlement costs, debt issuance charges from non-consolidating affiliates, and lease incentive amortization. It excludes the net effect of financial instrument gains and losses, and of non-service components of retiree benefit costs.
- Adjusted Pre-Tax Earnings from Continuing Operations is defined as Earnings from Continuing Operations Before Income Taxes plus pension settlement costs, debt issuance charges from non-consolidating affiliates, and lease incentive amortization. It excludes the net effect of financial instrument gains and losses, and of non-service components of retiree benefit costs.
- Management uses Adjusted EBITDA from Continuing Operations, Debt Obligations/Adjusted EBITDA Ratio, and Adjusted Pre-Tax Earnings from Continuing Operations to assess the performance of its operating results among periods. These measures should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, or as an alternative measure of liquidity.

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EPS Adjustments Reflect Warrant Valuation 20 ATSG’s GAAP Earnings from Continuing Operations for 2016 and future periods reflect: • incremental gain or loss in financial instruments each quarter, net of tax, based on effect of mark-to-market changes in ATSG stock price on value of warrant liability • non-cash lease revenue reduction associated with the amortization of value for warrants Items above are excluded from Adjusted EPS from Continuing Operations. Adjusted EPS includes additional shares related to warrant dilution.